SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[X] Filed by the Registrant

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement

Central Vermont Public Service Corporation
(Exact name of registrant as specified in its charter)

Payment of Filing Fee

[X] $125 per Exchange Act 14a-6(i) (1) of Sechedule 14a.
[ ] $500 per each party to the controversy pursuant to Exchange
    Act

PAGE

March 25, 1996





Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 7, 1996 at the Holiday Inn, Route 7 South, Rutland, Vermont.
Refreshments will be served at 9 a.m.

The meeting will consider the election of three Directors to serve on the Board with terms continuing until the Annual Meeting of Stockholders in 1999 and for the transaction of any other business properly brought before the meeting.

Your vote is very important to us. In order to ensure that your shares may be represented at the meeting and to avoid additional expense of solicitation, we urge that you promptly vote, sign and return the enclosed proxy in the return envelope provided. If you do plan on attending the Annual Meeting, which we hope you will, you may revoke your proxy and vote your shares in person.

Thank you for your confidence and continued support.


Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer



PAGE

            CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                            77 Grove Street
                         Rutland, Vermont 05701
                         ______________________



           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held on May 7, 1996




To the Holders of Common Stock:

     You are hereby notified that the Annual Meeting of Stockholders of Central Vermont Public Service Corporation will be held at the Holiday Inn, Route 7 South, Rutland, Vermont, on Tuesday, May 7, 1996, at 10 A.M., (Eastern Daylight Saving Time), for the following purposes:

     1. To elect that class of three directors whose terms commence at the 1996 Annual Meeting of Stockholders and expire at the 1999 Annual Meeting of Stockholders.

     2. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting.

     Any of the foregoing may be considered or acted upon at said meeting, or at any and all adjournments thereof.

     The Board of Directors has fixed the close of business on February 28, 1996, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                             By Order of the Board of Directors,

                             Joseph M. Kraus, Secretary
                             and General Counsel

Rutland, Vermont
March 25, 1996



                      YOUR VOTE IS IMPORTANT

     All holders of Common Stock, whether or not they plan to attend the meeting in person, are urged to VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY in the envelope provided.

PAGE

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                                   77 Grove Street
                                Rutland, Vermont 05701
                                ______________________


                                  PROXY STATEMENT
                                                          March 25, 1996

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The proxies solicited hereby will be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, Route 7 South, Rutland, Vermont at 10:00 a.m. on May 7, 1996 and at any and all adjournments thereof.

     Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. Any proxy may be revoked by written notice delivered to the Secretary of the Company at any time before it is exercised. If no direction is given, proxies will be voted FOR the election, as directors, of the three nominees listed on the proxy.

     The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

     A copy of the Annual Report of the Company containing its audited financial statements for 1995 accompanies this Proxy Statement.

     The Proxy Statement and form of Proxy were first sent to stockholders on or about March 25, 1996.

VOTING SECURITIES

     There were 11,590,748 outstanding shares of Common Stock (excluding 195,100 of such shares held by the Company as Treasury Stock), each share being entitled to one vote, at the close of business on February 28, 1996, the record date for determination of stockholders entitled to notice of and to vote at the meeting.

     In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the outstanding shares entitled to vote on the matter. While abstentions are counted in determining whether a quorum has been reached on a particular matter, broker non-votes are not counted as they are not deemed to be "entitled to vote" on such matter. A broker non-vote will occur when a broker who holds shares in street name for a customer does not have the authority under the rules of the New York Stock Exchange ("NYSE") to cast a vote on a particular matter because the matter is deemed by the NYSE to be non-discretionary and the broker's customer has not furnished voting instructions on the matter.

     The election of directors will be determined by a plurality of the votes cast. In tabulating votes in the election of directors, neither broker non-votes nor votes to withhold authority to vote for a nominee will affect the outcome of the election except that votes to withhold authority to vote for any of management's nominees in the case of a contested election would have the effect of aiding the challenger.

ARTICLE 1.
ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office. The Directors whose terms will expire at the 1996 Annual Meeting of Stockholders, consisting of the three nominees listed below, will stand for re-election to a three-year term expiring in 1999. Mr. Robert P. Bliss, Jr. will retire from the Board upon expiration of his current term. The directors have chosen not to fill the vacancy created upon Mr. Bliss' retirement from the Board and in accordance with the Company's By-Laws, the Board has fixed at nine (9) the number of directors for the ensuing year.

     Proxies will be voted (unless otherwise instructed) in favor of the election of the three nominees as indicated in the table below. While it is not anticipated that any of the persons listed will be unable to serve as a director, then the proxies will vote for such other person or persons as the present Board of Directors shall determine.

     The following table sets forth certain information regarding the three nominees for director, as well as all directors presently serving on the Board whose terms will expire after the 1996 Annual Meeting. Except for Mr. Young, each of the individuals listed in the table has been employed by the firm or has had the occupation set forth under his or her name for the past five years. Mr. Young, who was elected President and Chief Executive Officer of the Company upon the retirement of Mr. Thomas C. Webb in December and appointed to fill Mr. Webb's seat on the Board of Directors, has held a number of executive positions with the Company during the past five years. In general, the business experience of each of these persons during this time was typical of a person engaged in the principal occupation listed for each.

                               Served as
                               Director      Principal Occupation and
Name and Age                    Since           Business Experience
------------                   ---------     -------------------------

Nominees whose terms will expire in 1999:

Elizabeth Coleman - 58           1990        President, Bennington
                                             College, Bennington,
                                             Vermont

Preston Leete Smith - 65         1977        Chief Executive Officer,
                                             S-K-I Ltd., West Lebanon,
                                             New Hampshire (Ski
                                             Business)

                               Served as
                               Director      Principal Occupation and
Name and Age                    Since           Business Experience
------------                   ---------     -------------------------

Robert H. Young - 48             1995        President and Chief
                                             Executive Officer of the
                                             Company; Executive Vice
                                             President and Chief
                                             Operating Officer of the
                                             Company from 1993
                                             to 1995; Senior Vice
                                             President and Chief
                                             Financial Officer of
                                             the Company from 1988 to
                                             1993; Vice President and
                                             Chief Financial Officer of
                                             the Company from 1987 to
                                             1988

Directors whose terms will expire in 1998:

Luther F. Hackett - 62           1979        President, Hackett, Valine
                                             & MacDonald, Inc.,
                                             Burlington, Vermont
                                             (Insurance Agents)

F. Ray Keyser, Jr. - 68          1980        Chairman of the Board of
                                             the Company; Of Counsel,
                                             Keyser, Crowley, Meub,
                                             Layden, Kulig & Sullivan,
                                             P.C., Rutland, Vermont
                                             (Lawyers)

Gordon P. Mills - 59             1980        Chairman, EHV-Weidmann
                                             Industries, Inc.,
                                             St. Johnsbury, Vermont
                                             (Manufacturer of Electric
                                             Transformer Insulation)

Directors whose terms will expire in 1997:

Frederic H. Bertrand - 59        1984        Chairman of the Board and
                                             Chief Executive Officer,
                                             National Life Insurance
                                             Co., Montpelier, Vermont

Mary Alice McKenzie - 38         1992        President and Chief
                                             Executive Officer, John
                                             McKenzie Packing Co., Inc.,
                                             Burlington, Vermont
                                             (Manufacturer of Meat
                                             Products)

Robert D. Stout - 69             1985        Retired President and
                                             Chief Executive Officer,
                                             Putnam Memorial Health
                                             Corporation, Bennington,
                                             Vermont

     Certain of the nominees and incumbent directors serve as officers and/or directors of subsidiaries and other companies in which the Company has substantial investments and of companies registered or filing reports under the Securities Exchange Act of 1934, or investment companies registered under the Investment Company Act of 1940, as follows:

     Connecticut Valley Electric Company Inc., Mr. Young (Director, President and Chief Executive Officer), Mr. Mills (Director).

     Catamount Energy Corporation, ("Catamount") Mr. Young (Director, President and Chief Executive Officer), Messrs. Hackett, Keyser, Mills and Smith (Directors).

     Vermont Electric Power Company, Inc., ("VELCO") Mr. Hackett
(Director and Chairman), Messrs. Bliss, Keyser, Smith and Young
(Directors).

     Vermont Electric Transmission Company, Inc., Messrs. Hackett and Young (Directors).

     Vermont Yankee Nuclear Power Corporation, ("Vermont Yankee") Mr. Young (Director and Chairman) and Mr. Keyser (Director).

     Mr. Bertrand is also a Director of The Chittenden Corporation.

     Mr. Hackett is also Chairman and Director of Banknorth Group, Inc.

     Ms. McKenzie is also a Director of Eastern Bancorp.

     Mr. Keyser is also a Director/Trustee of Keystone Group, Inc.

     Mr. Smith is also a Director of S-K-I Ltd. and Arrow Financial
Corporation.

Vote Required

     The election of a director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election.

The Directors recommend a vote FOR Article 1.

RETIREMENT OF DIRECTORS

     After twenty-three years of distinguished service as a director, Robert P. Bliss, Jr., will retire from the Board of Directors in May. His insight, experience and good cheer will be missed.

     Also, Thomas C. Webb, retired on December 30, 1995 as Director, President and Chief Executive Officer after 11 years of service. Mr. Webb served the Company and its subsidiaries with dedication and helped the Company through its restructuring process, the initial deregulation of the utility industry and the myriad of complex issues facing the utility industry today.

MEETINGS OF THE BOARD

     During 1995, the directors held 12 regular meetings and one special meeting of the Board. Each director attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member except for Elizabeth Coleman and Robert Stout who attended 57% and 74%, respectively, of the meetings. Ms. Coleman's absences were due to conflicting business commitments and Mr. Stout's absences were due to health reasons.

COMMITTEES OF THE BOARD

     The Company has standing executive, audit, compensation and nominating committees of its Board of Directors. Members of the committees are appointed annually by the Board of Directors.

     The Executive Committee has substantially all powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. The present members of the Executive Committee are F. Ray Keyser, Jr., Chairman, Robert P. Bliss, Jr., Luther F. Hackett, Preston Leete Smith and Robert H. Young. During 1995, the Executive Committee held one meeting.

     The Audit Committee reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities and matters having material effect on the Company's financial operations. The present members of the Audit Committee are Luther F. Hackett, Chairman, Elizabeth Coleman, Mary Alice McKenzie, Gordon P. Mills and Robert D. Stout. During 1995, the Audit Committee held four meetings.

     The Nominating Committee is responsible for recommending candidates for election as directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as Directors. Recommendations should be forwarded to the Secretary of the Company on or before December 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are Robert P. Bliss, Jr., Chairman, F. Ray Keyser, Jr., Mary Alice McKenzie, Robert D. Stout and Robert H. Young. During 1995, the Nominating Committee held one meeting.

     Information regarding the Company's Compensation Committee is set forth below under the caption "Compensation Committee Interlocks and Insider Participation".

DIRECTORS' COMPENSATION

     Directors of CVPS receive an annual retainer of $7,200 and members of the Executive Committee are paid an additional retainer of $400. The Chairman of each committee receives an additional $1,600 retainer. Directors are also paid $520 plus expenses for each directors' meeting attended and $260 for each committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $520 plus expenses for attendance at each other meeting of such committee. These fees and retainers represent a reduction of 20% from amounts paid in previous years. The Chairman of the Board does not receive a salary, however, is paid an annual retainer of $30,000. As President and Chief Executive Officer, Mr. Young receives no director's retainer or other fees for serving on the Board or any of its committees or for services performed for consolidated subsidiary companies.

     Certain of the directors have elected to defer receipt of all or a portion of their fees pursuant to the Company's Deferred Compensation Plan for Directors, described below under the caption entitled "Deferred Compensation Plan".

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the 1993 Stock Option Plan for Non-Employee Directors (the "Plan"), each of the nine non-employee directors received during 1995 stock options with respect to 2,250 shares of Common Stock. Optioned shares are reflected in the individual stockholdings of the directors set forth below under "Stock Ownership of Directors and Executive Officers". The exercise price of the options issued to Participant Directors in 1995 was $13.625 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of stock is defined as the average high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event the option expires during a limited trading period, in which case the exercise period shall be extended for 30 days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted. The total number of shares that may be issued under the Plan may not exceed 150,000 in the aggregate, subject to proportional adjustments, and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The Plan is effective for five years, terminating in 1998.

     During 1995, no stock options granted under the Stock Option Plans, were exercised by any of the directors.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each director and nominee director, each of the executive officers named in the Summary Compensation Table and by all the directors, nominee directors and executive officers as a group as of January 31, 1996.

                                 Shares of Common Stock        Percent
               Name         Beneficially Owned (1)(2)(3)(4)      of Class
               ----         ----------------------------       --------

               Frederic H. Bertrand             11,278   (5)
               Elizabeth Coleman                 6,850
               Luther F. Hackett                12,432   (6)
               Thomas J. Hurcomb                23,928
               F. Ray Keyser, Jr.               15,062   (7)
               Robert G. Kirn                   14,468
               Joseph M. Kraus                   8,765
               Mary Alice McKenzie               8,602   (8)
               Gordon P. Mills                  42,856   (9)
               Preston Leete Smith              10,549
               Robert de R. Stein               24,349
               Robert D. Stout                  13,780
               Thomas C. Webb                   44,129
               Robert H. Young                  23,195   (10)
                All directors and executive
                officers as a group (19)       280,579            2.4%

     No director, nominee for director or executive officer owns any shares of the various classes of the Company's outstanding non-voting preferred stock.

(1) No director, nominee for director or executive officer owns beneficially in excess of 1% of CVPS' outstanding Common Stock. Except as otherwise indicated in the footnotes to the table, each of the named individual possesses sole voting and investment power over the shares listed.

(2) Includes shares that the named individuals have a right to acquire pursuant to options granted under the 1988 and 1993 Stock Option Plans for Non-Employee Directors as follows: Messrs. Bertrand, Keyser, Mills and Stout, 9,750 shares; Ms. McKenzie and Mr. Smith, 8,250 shares; Ms. Coleman and Mr. Hackett, 6,750 shares.

(3) Includes shares that the named executive officers have a right to acquire pursuant to options granted under the 1988 Stock Option Plan for Key Employees as follows: Mr. Hurcomb, 21,000 shares; Mr. Kirn, 14,250 shares; Mr. Kraus, 7,500 shares; Mr. Stein, 24,000 shares; Mr. Webb, 30,000 shares; Mr. Young, 22,500 shares; and all executive officers as a group, 159,170 shares.

(4) Includes shares that the named executive officers hold indirectly under the Company's Employee Savings and Investment and Employee Stock Ownership Plans as follows: Mr. Hurcomb, 2,913 shares; Mr. Kraus, 102 shares; Mr. Webb, 9,628 shares; and Mr. Young, 339 shares.

(5) Includes 1,528 shares held jointly with his wife over which Mr. Bertrand has voting and investment power.

(6) Includes 3,000 shares owned by corporations over which Mr. Hackett has voting and investment power.

(7) Includes 1,562 shares held jointly with his wife and 3,750 shares held in a Keogh Trust over which Mr. Keyser has voting and investment power.

(8) Includes 150 shares held jointly with her husband over which Ms. McKenzie has voting and investment power.

(9) Includes 15,000 shares held in a pension trust over which Mr. Mills has voting and investment power.

(10) Includes one share held by Mr. Young's wife as custodian for his son over which Mr. Young disclaims beneficial ownership.

    The Company knows of no person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) which owns beneficially more than 5% of any class of the Company's outstanding equity securities.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company securities with the SEC and to furnish the Company with copies of all such reports. It also requires directors, officers and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the NYSE. In making this statement, the Company has relied on copies of reports that have been filed with the Commission.

     In 1995, Mr. Robert H. Young inadvertently failed to file with the SEC on a timely basis a Form 4 report involving the sale of 250 shares of Common Stock of the Company which he beneficially owns. Except for the foregoing, based solely on a review of the copies of such reports prepared and filed with the Commission during 1995 by the Company's executive officers and directors, and on written representations that no other reports were required, the Company believes its directors and executive officers have complied with all Section 16(a) filing requirements. The Company does not have a ten percent holder.

LEGAL PROCEEDINGS

     On December 30, 1994, a lawsuit was filed in the United States District Court for the District of Vermont, Civil Action No. 2:94-CV386, by Bradford E. White, Michel J. Messier and John A. Wasik, against the Company, its present directors and certain former directors. This lawsuit (the "Shareholder Suit"), which purports to be on behalf of a class of consumers as well as on behalf of the Company's stockholders in enforcing the rights of the Company, alleges, among other things, (i) that F. Ray Keyser, Jr., Chairman of the Company's Board of Directors, violated Section 8 of the Clayton Act, 15 U.S.C. Subchapter 19, which precludes certain interlocking directorships, (ii) that Mr. Keyser violated his fiduciary duties to the Company's stockholders by acquiring and operating a series of businesses in competition with the Company without offering those business opportunities to the Company, (iii) that the remaining individual defendants violated their fiduciary duties to the Company's stockholders by failing to analyze, or to cause management to analyze, diversification into propane and fossil fuels, and by failing to make the Company an effective competitor of alternative fuel companies, and (iv) that the Company violated the applicable provision of the Vermont General Corporation Law by failing to provide a list of the Company's stockholders. The Shareholder Suit seeks an unspecified amount of damages (including treble damages against Mr. Keyser), attorney's fees and costs, a list of the Company's stockholders, and a court order to enjoin the defendants from alleged continuing violations of the law. Each of the individual defendants and the Company itself deny the allegations against them and intend to vigorously defend the Shareholder Suit. The Company and its directors have filed a Motion to Dismiss which is currently pending before the Court. Information regarding the Company's advancement of expenses incurred by the Company's directors in connection with the Shareholder Suit is set forth below under the captions "Report of Indemnification and Advancement of Expenses" and "Compensation Committee Interlocks and Insider Participation".

     At the Company's 1994 Annual Meeting, shareholders approved two amendments to the Company's Articles of Incorporation subject to obtaining the necessary regulatory approval. One of the amendments was a so-called Fair Price provision. The other amendment served to limit The Board of Directors' liability in certain circumstances. Because, under Vermont law, the Company cannot amend its Articles of Incorporation without the Public Service Board's ("PSB") permission, the Company filed a petition seeking the necessary regulatory approval. The Department of Public Service vigorously opposed both amendments, significantly decreasing the likelihood of obtaining PSB approval. The case was further complicated by the participation of Mr. Bradford White, a plaintiff in the lawsuit discussed in the aforementioned paragraph.
In light of the limited prospect of obtaining regulatory approval, as well as the ongoing costs associated with the proceeding, the Company decided to withdraw the petition with prejudice. Accordingly, on October 17, 1995, the Company filed a notice of withdrawal, which the PSB granted.

     On October 17, 1995, the Company filed with the Vermont Public Service Board ("PSB") for a 14.6% or $31.0 million general rate increase to become effective on July 1, 1996. The filing was unanimously supported by the Company's Board of Directors. Five individuals or entities asked the PSB for permission to intervene in the proceeding. The request of four of them, including Killington, Ltd. ("Killington") was ultimately granted by the PSB. Subsequently, the Company and the Department of Public Service negotiated a settlement of the rate case. The settlement requires the approval of the PSB and hearings on the settlement have been scheduled for the week of March 18, 1996. The Company does not believe that Killington's intervention is of itself an action that is adverse to the Company's interests, and the Company does not know at this time whether Killington's intervention will result in its taking any action or legal positions adverse to the Company and if so whether such action or legal positions would be considered material to the Company.

     Killington is a wholly owned subsidiary of S-K-I, Ltd. ("S-K-I"), a publicly held holding company. Killington owns and operates the Killington Ski Area and is one of the Company's largest customers. Preston Leete Smith, a director of the Company since 1977, is S-K-I's Chief Executive Officer and Chairman of its Executive Committee. He is also Chairman of the Board of Directors of Killington. Mr. Smith has informed the Company that because he recuses himself from all matters concerning Killington's relationship with the Company, he learned of Killington's request to intervene after the fact and as a matter of policy continues to recuse himself from all discussions related to the intervention, as well as other matters related to Killington's relationship with the Company. Similarly, as a matter of policy, Mr. Smith would recuse himself from consideration of any matters by the Company involving Killington or S-K-I.

REPORT OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     As described above under the caption "Legal Proceedings" each of the directors and certain former directors of the Company are named defendants in the Shareholder Suit. In accordance with Article XI of the Company's By-Laws and applicable provision of the Vermont Business Corporation ACT ("VBCA"), the Company during 1995 advanced funds to pay the cost of such directors defense of the Shareholder Suit, in the aggregate amount of approximately $367,000. As required by the Company's By-Laws and the VBCA each of such directors have agreed to repay advances made by the Company on his or her behalf if it is ultimately determined that such director did not meet applicable standards of conduct. Such standards require that the director have acted in good faith and in a manner that he or she reasonably believed (as to actions in his or her official capacity with the Company) was in the Company's best interests, or (in all other cases) was at least not opposed to the Company's best interests. The Company intends to continue to advance funds for payment of the defendants' expenses in the Shareholder Suit to the extent permitted under the Company's By-Laws and the VBCA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of non-employee directors and is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of officers of the Company and certain subsidiaries. The members of the Compensation Committee are also responsible for the administration of the Stock Option Plan for Key Employees. During 1995, the Compensation Committee held five meetings.

     During 1995, the Compensation Committee of the Board consisted of Preston Leete Smith, Frederic H. Bertrand, Elizabeth Coleman, F. Ray Keyser, Jr. and Gordon P. Mills. Thomas C. Webb, retired President and Chief Executive Officer, served as a member of the Board of Directors of S-K-I Ltd., its Stock Option Committee and Profit Sharing Retirement Trust Committee but not on its Executive Committee which generally performs the functions of a compensation committee. Preston Leete Smith, Chief Executive Officer of S-K-I Ltd., serves as a Director of CVPS and as Chairman of its Compensation Committee.

     Each of the members of the Compensation Committee is a named defendant in the Shareholder Suit. As described above, during 1995 the Company advanced, and intends to advance during 1996, the cost of the directors' defense of the Shareholder Suit in accordance with applicable provisions of the Company's By-Laws and Vermont law. See "Report of Indemnification and Advancement of Expenses" above.

REPORT OF THE COMPENSATION COMMITTEE OF CENTRAL VERMONT PUBLIC
SERVICE
CORPORATION

Executive Compensation

     The philosophy of the Compensation Committee ("Committee"), with regard to executive compensation, is to maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities; and encourages and supports performance and decisions that strengthen the Company financially and strategically, including service to the customer.

Base Annual Salary

     It is the policy of the Committee to establish salaries within a range that surrounds the 50th percentile of salaries of similar positions as reported in the annual Executive Compensation Survey conducted by the Edison Electric Institute, adjusted to reflect the size of the Company as determined by revenues.

     Within this range the salary is determined based on an evaluation of the individual's qualifications, experience and performance. Increases are limited by a merit increase budget pool, which is established annually. The size of the pool, which is then distributed among executive officers based on an evaluation of their contribution, is based on published salary management planning surveys, which report the planned merit increase budgets of other companies.

Management Incentive Compensation Plans

     The Company's executive officers participate in the core utility Management Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to focus the efforts of the executive team on the achievement of challenging and demanding corporate objectives. When corporate performance reaches or exceeds the specified annual performance objectives, an award is granted. A well-directed incentive plan, in conjunction with competitive salaries, provides a level of compensation which fully rewards the skills and efforts of the executives.

     Participants are designated annually by the Board of Directors. In 1995, eleven executive officers were eligible to participate including the named executive officers in the Summary Compensation Table.

     During 1995 the Compensation Committee restructured the Incentive Plan as follows:

     It established a financial performance threshold, below which no incentive awards would be paid. The threshold is calibrated against the allowed return on equity. The degree to which the allowed return on equity is achieved generates a pool which is available to fund incentive payouts.

     The pool funds awards, but performance measures must also be met in the following areas to receive an award. Each measure is equally weighted.

     Return on equity. While this measure is used to establish the incentive pool, it is also one of the measures which is assessed in determining distribution of the pool.

     Operating costs and efficiency. Measures the cost of operating and maintenance expense expressed as a percent of kilowatt hour sales, as compared to budgeted expense levels.

     Retail customer satisfaction index. Measures service reliability by compiling the combined number and duration of outages in the current year, and the result of this calculation must be a 5% reduction as measured against the previous five-year average.

     Individual performance. Based on advice and recommendation from the Chief Executive Officer for others reporting to him, the Committee evaluates individual officer performance.

     If the maximum payout on all of the standards were to be achieved, the total award would represent 30% of base salary for the Chief Executive Officer, 25% of base salary for the Chief Operating Officer, 20% for Senior Vice Presidents and Vice Presidents, and 15% for designated Assistant Officers. The amount of the payout, if any, to be awarded under the Company's Incentive Plan for 1995 has not yet been determined.

     Catamount Energy Corporation, a wholly owned subsidiary of the Company, also has an Incentive Plan for officers of Catamount approved annually by its Board of Directors. Officers of the Company who are also officers of Catamount may be granted a discretionary award by the Board based upon the performance of Catamount and the Board's subjective evaluation of each officer's individual contribution to that performance.

     The amounts paid under the Catamount Incentive Plan were based solely on the profitable sale of a portion of the Company's interest in the Appomattox project. Amounts paid under the Catamount Incentive Plan for 1995 are set forth in the Bonus column of the Summary Compensation Table.

Long-Term Incentives

     The Committee views the Company's long-term Stock Option Plan for Key Employees ("Stock Option Plan"), approved by the stockholders, as an important component in its strategy for attracting and retaining executives of high caliber and helps to motivate them to increase shareholder value.

     The options are granted to executive officers annually by the full Board on recommendation of the Committee. In 1995, ten of the Company's executive officers received options including the named executive officers in the Summary Compensation Table. The number of options is determined by reference to the annual Edison Electric Institute Executive Compensation Survey, with data statistically adjusted to reflect company size. This determination is further validated by calculations made in accordance with the Black-Scholes option pricing model. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the Fair Market Value of the Common Stock of the Company on the date of grant. The options will have value only if the Company's stock price increases. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock.

     The Stock Option Plan is effective for ten years terminating in 1997. Any new plan will require stockholder approval.

     Stock options are exercisable in whole or in part from the date of grant for a period of ten years and one day but in no event later than three years after retirement from the Company. Options granted under the Stock Option Plan are not transferrable except upon the death of the optionee and during his or her lifetime are exercisable only by him or her. The options terminate immediately upon termination of employment for cause or after a specified period in the case of termination of employment for any other reason.

     It is the policy of the Committee not to compensate officers through the use of perquisites. A car is provided to the Chief
Executive Officer and periodic medical examinations for all officers. There are no other perquisites provided to any officer.

     The Company is eligible for tax deductions for compensation paid to its officers, as each officer's compensation is less than the one million dollar pay cap enacted by Congress as part of the Omnibus Budget Reconciliation Act effective 1994.

     The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.

                               Preston Leete Smith, Chairman
                               Frederic H. Bertrand
                               Elizabeth Coleman
                               F. Ray Keyser, Jr.
                               Gordon P. Mills

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI"), because the Board feels it is the most comprehensive and representative in as much as it includes stock performance data for 100 investor-owned electric utility companies.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

        CENTRAL VERMONT, EEI 100 ELECTRICS, S & P 500

     Measurement Period          CVPS         EEI         S&P
     (Fiscal Year Covered)       ----         ---         ---
     ---------------------

     Measurement Pt-12/31/90     $100         $100        $100

     FYE 12/31/91                $136.21      $128.87     $130.34
     FYE 12/31/92                $157.85      $138.69     $140.25
     FYE 12/31/93                $142.35      $154.11     $154.32
     FYE 12/31/94                $100.79      $136.28     $156.42
     FYE 12/31/95                $105.93      $178.55     $214.99

*Total Return Assumes Quarterly Reinvestment of Dividends



            EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option awards earned during the last three fiscal years by the Company's current and retired Chief Executive Officer and the four other most highly compensated executive officers whose salary and incentive awards for services rendered to the Company and its subsidiaries in all capacities for 1995 exceeded $100,000.

                                  SUMMARY COMPENSATION TABLE
                                                                    Long Term
                                                                   Compensation
                                         Annual Compensation          Awards
                                   ------------------------------  ------------
                                                                    Securities
                                                       Other        Underlying
                                                       Annual        Option/     All Other
Name and Principal                Salary    Bonus   Compensation      SARs     Compensation
Position (1)               Year   ($) (2)   ($)(3)     ($) (4)         (#)        ($) (5)
----------------------     -----  -------   ------  ------------  ------------ ------------

A. Robert H. Young         1995   178,423   12,500        -        6,000/0      5,876
   President and Chief     1994   153,756        0        -        6,000/0      4,927
   Executive Officer       1993   141,769   35,995        -        6,000/0      4,533

B. Robert de R. Stein      1995   124,153        -        -        4,500/0      4,874
   Senior Vice President-  1994   119,606        0        -        4,500/0      4,873
   Energy Resources and    1993   114,677   16,804        -        4,500/0      3,988
   External Markets

C. Thomas J. Hurcomb       1995   109,765        -        -        3,000/0      5,536
   Vice President          1994   104,115        0        -        3,000/0      4,534
   Marketing and           1993    98,382   15,606        -        3,000/0      4,996
   Public Affairs

D. Robert G. Kirn          1995   108,602        -        -        3,000/0      4,554
   Vice President -        1994    98,201        0        -        3,000/0      4,264
   Engineering and         1993    93,736   15,750        -        3,000/0      3,574
   Operations

E. Joseph M. Kraus         1995   102,485   12,500        -        3,000/0      8,820
   Corporate Secretary     1994    96,657        0        -        3,000/0      8,551
   and General Counsel     1993    78,553   16,612        -        1,500/0      4,791

F. Thomas C. Webb          1995   280,898   12,500      9,584      8,000/0      9,792
   Retired President       1994   260,759        0        -        8,000/0      7,946
   and Chief Executive     1993   248,755   67,183        -        8,000/0     12,453
   Officer


(1) - The principal positions listed were held as of December 31, 1995 by the executive officers named in the Summary Compensation Table other than Mr. Webb who retired from employment with the Company effective December 30, 1995.
    - Mr. Young was elected Director, President and Chief Executive Officer effective December 30, 1995. Compensation reported for 1995 includes compensation received in his position as Executive Vice President and Chief Operating Officer.

(2) - Includes compensation deferred at the election of all executive officers named, and directors' retainers and fees earned from VELCO by Mr. Webb.
    - Includes compensation for services performed by Mr. Webb for Vermont Yankee and by Mr. Stein for VELCO for which the Company was reimbursed.

(3) - Includes incentive awards by Catamount, as follows for:
A: 1995 - $12,500, 1993 - $10,000; E: 1995 - $12,500, 1993 - $7,500;
F: 1995 - $12,500, 1993 - $10,000.

(4) - Payment of $9,584 for the Federal Insurance Contribution Assessment tax on the present value of future benefits to be paid on the Supplemental Retirement Plan.

(5) - The total amounts shown in this column for the last fiscal year are comprised as follows:
    - Company matching contributions to the Employee Savings and Investment Plan includes for A: $5,525; B: $4,620; C: $4,391; D: $4,341; E: $4,096;
F: $5,994.
    - Taxable term cost on executive split-dollar insurance. (An insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life.) for A: $351; B: $254; C: $639; D: $213;
E: $109; F: $2,279.
    - Includes accrued above-market interest on deferred compensation for
C: $506 and F: $1,519.
    - Pay-in-lieu of taking vacation based on Company policy for employees who qualify for E: $4,615.

STOCK OPTIONS

     The following table sets forth stock options granted to the Company's current and retired Chief Executive Officer and the four other most highly compensated executive officers during 1995 under the Company's 1988 Stock Option Plan for Key Employees. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the Black-Scholes model formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

Options/Stock Appreciation Rights ("SARs") Grants Table

                             Option/SAR Grants in Last Fiscal Year
                                                                    Grant Date
                            Individual Grants                          Value
-------------------  ----------  ---------   ----------   --------  ----------
                                  % of
                     Number of     Total
                     Securities   Options/
                     Underlying    SARs
                      Options/   Granted to   Exercise                Grant
                        SARs     Employees    Or Base      Expira-     Date
                      Granted    In Fiscal      Price       tion     Present
Name                  (#) 1/       Year       ($/Sh)        Date     Value 2/
-------------------- ----------  ---------   ----------   --------  ----------

Robert H. Young      6,000/0      15.8%       $13.5625    5/3/05     $10,253

Robert de R. Stein   4,500/0      11.8         13.5625    5/3/05       7,690

Thomas J. Hurcomb    3,000/0       7.9         13.5625    5/3/05       5,127

Robert G. Kirn       3,000/0       7.9         13.5625    5/3/05       5,127

Joseph M. Kraus      3,000/0       7.9         13.5625    5/3/05       5,127

Thomas C. Webb       8,000/0      21.1         13.5625    12/30/98    10,850


1/ A total of 38,000 shares were awarded to all plan participants in 1995. Stock Options are exercisable in whole or in part from the date of the grant for a period of ten years and one day but in no event later than three years after retirement from the Company.

2/  Per Black-Scholes model as certified by an independent consultant.
The assumptions used for the Model are as follows: Volatility-.1776 based on monthly stock prices for the period of 12/31/92 to 12/31/95;
Risk free rate of return-7.5%; Dividend Yield-6.88% over the period of 12/31/92 to 12/31/95; and a ten year exercise term. For a three year exercise term, the assumptions used are as follows for the same periods:
Volatility-.1776;  Risk free rate of return-6.9%; and Dividend Yield-6.88%.

     The following table sets forth stock options exercised by the Company's current and retired Chief Executive Officer and the four other most highly compensated executive officers during 1995, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on December 29, 1995.

Option/SAR Exercises and Year-end Value Table

           Aggregated Option/SAR Exercises in Last Fiscal Year
                     and FY-End Option/SAR Value
     (a)                  (b)            (c)             (d)           (e)
                                                     Number of
                                                     Securities     Value of
                                                      Underlying    Unexercised
                                                      Unexercised   In-the-Money
                                                    Options/SARs   Options/SARs
                                                    At FY-End (#)  At FY-End ($)
                     Shares Acquired   Value        Exercisable/   Exercisable/
Name                 on Exercise (#) Realized($)1/  Unexercisable Unexercisable
-------------------  --------------- -------------  ------------- ------------

Robert H. Young         -                 -          22,500/0         -/-

Robert de R. Stein      -                 -          24,000/0         -/-

Thomas J. Hurcomb       -                 -          21,000/0         -/-

Robert G. Kirn          -                 -          14,250/0         -/-

Joseph M. Kraus         -                 -           7,500/0         -/-

Thomas C. Webb          -                 -          30,000/0         -/-


1/ The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.

Deferred Compensation Plan

     Employees of the Company who are officers are eligible to defer receipt of a portion of their compensation pursuant to the Company's Deferred Compensation Plan (the "Deferred Plan") for Officers. Also, certain of the directors of the Company have elected to defer receipt of all or a portion of their fees under a similar plan for directors.

     Under the Deferred Plan approved effective January 1, 1990 directors and officers of the Company may elect to defer over a 5-year period receipt of a specified amount of compensation or fees otherwise currently payable to them until retirement at age 65 (age 70 for directors), or until their death, disability, or resignation. Officers may receive a reduced benefit beginning at age 60 with 10 years of service. Amounts deferred are not currently taxable for state and federal income taxes. The benefit is equal to the compensation deferred plus interest credited by the Company. The Deferred Plan is a defined contribution program under which the Company recovers any costs, including the cost of capital, through the proceeds of the supporting life insurance policies. In addition, if death of a director occurs before age 70, an additional survivor benefit equal to the annual amount deferred will be paid to the beneficiary each year for fifteen years. This benefit is also financed by life insurance proceeds.

Pension Plan

     The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") is a defined benefit plan which covers employees, among others, who are officers. The Company pays the full cost of the Pension Plan.

     The table below shows the annual amounts payable under the present provisions of the Pension Plan as amended through December 31, 1995, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 1996.


    Assumed                        Years of Service
 5-Year Final     -------------------------------------------------
 Average Earnings     15        20        25        30         35
----------------- ---------- --------   -------   -------   -------

 $ 80,000         $18,828    $25,105    $31,381   $37,657   $39,657
  100,000          24,078     32,105     40,131    48,157    50,657
  120,000          29,328     39,105     48,881    58,657    61,657
  140,000          34,578     46,105     57,631    69,157    72,657
  150,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)
  190,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)
  230,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)
  250,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)
  280,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)
  300,000          37,203(1)   49,605(1)  62,006(1)  74,407(1) 78,157(1)

________
(1) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $150,000 for 1995.

     Final Average Earnings is the highest five-year average of consecutive years' Base Salary as set forth in the Salary column of the Summary Compensation Table over an employee's career with the Company.

     The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

     The credited years of service at December 31, 1995 under the Pension Plan for the named executive officers in the Summary Compensation Table were as follows: Mr. Young, 8.6 years; Mr. Stein,
7.7 years; Mr. Kraus, 14.5 years; Mr. Hurcomb, 28 years and Mr. Kirn,
4.8 years. At the time of his retirement, Mr. Webb had 11 years of service with the Company.

Officers' Insurance and Supplemental Retirement Plan

     The Officers' Insurance and Supplemental Retirement Plan (the "SERP") is designed to supplement the retirement benefits available to the Company's officers. The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent in the utility industry. Under this SERP, the named executive officers in the Summary Compensation Table are covered, while employed, by life insurance at the following multiple of salary: Mr. Young, four times; Messrs. Stein, Hurcomb, Kirn and Kraus, three times.

     Under the SERP, each officer is entitled to receive, upon retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of the officer's final year's Base Salary. The applicable percentages for the named executive officers in the Summary Compensation Table are as follows: Mr. Webb, 44.5%; Mr. Young, 44%; Messrs. Stein, Hurcomb, Kirn, and Kraus, 33%. A reduced benefit is available at age 60 for officers who attain age 55 with ten years of service. Mr. Webb, who retired effective December 30, 1995, will receive an unreduced annual benefit of $120,595 under this SERP per approval of the Board of Directors. A paid-up life insurance of $100,000 is also provided to vested retirees under this SERP. The SERP is financed through the Company's acquisition of corporate-owned life insurance.

     Shown below is the estimated Company provided benefit payable under the SERP for the named executive officers in the Summary Compensation Table, assuming they were to retire at age 65, and based on assumed final base pay amount:


          Assumed Final
         Annual Base Pay          33%            44%          44.5%
         ---------------      ----------      ---------     ---------
              $                    $              $             $
         ---------------      ----------      ---------     ---------

            80,000              26,400         35,200        35,600
           100,000              33,000         44,000        44,500
           120,000              39,600         52,800        53,400
           140,000              46,200         61,600        62,300
           160,000              52,800         70,400        71,200
           180,000              59,400         79,200        80,100
           220,000              72,600         96,800        97,900
           260,000              85,800        114,400       115,700
           280,000              92,400        123,200       124,600
           300,000              99,000        132,000       133,500


Predecessor Deferred Compensation Plan

     Between 1986 and 1990, the Company allowed officers to defer receipt of compensation in return for fifteen annual payments of a defined benefit amount upon retirement. The Company will pay the difference, if any, between the defined benefit cost and the accumulated value of deferred compensation.

     Mr. Hurcomb, who elected to participate, will receive an estimated annual Company-provided benefit, payable at age 65 of $13,900. Mr. Webb, who retired December 30, 1995, receives an annual reduced benefit of $26,100. Since these benefits do not apply to all of the named executive officers, they have not been reflected in the foregoing pension table.

Employee Savings and Investment Plan

     Effective January 1, 1985 the Company adopted an Employee Savings and Investment Plan (the "Plan") (also known as a 401(k) Plan) which provides a means for eligible employees to accumulate savings and investment income without payment of current income taxes. Presently any employee of the Company who has completed at least one year of service, as defined in the Plan, is eligible to participate ("Participant"). An eligible employee who elects to participate in the Plan may authorize the Company to contribute to the Plan for his or her account between 1% and 15% of their pre-tax base compensation for each pay period. For 1995, the Plan limits the maximum annual deferral to $9,240 per Participant. This maximum is adjusted annually for inflation by the Internal Revenue Service. The Company matches 100% of the first 4% of the compensation the Participant contributes to the Plan. A Participant may direct the investment of his or her Plan account among six funds specified in the Plan and is at all times fully vested in his or her Plan account. Generally, distribution of employee contributions is deferred until the Participant's death, disability, retirement or other termination of employment, except in cases of financial hardship. Matching employer contributions, however, may be withdrawn by the Participant at any time and for any reason, provided either the amount withdrawn has been in the Plan for at least two years or the Participant has been a member of the Plan for at least 5 years. Such in-service withdrawals are generally subject to ordinary income tax and an additional 10% tax plus a mandatory 20% rollover tax withholding effective January 1, 1993. Distribution of Plan benefits may be in the form of cash, an annuity, or in certain circumstances, Common Stock of the Company. Amounts voluntarily deferred by the named executive officers are included in the Salary column of the Summary Compensation Table. Matching Company contributions credited to the Plan accounts of the named executive officers during 1995 are set forth in the All Other Compensation column of the Summary Compensation Table.

Contracts with Management

     The Company has entered into severance compensation agreements with Messrs. Young, Stein, Hurcomb, Kirn, Kraus and four other executive officers of the Company. The agreements have a term of five years provision for renewal. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a change in control of the Company, Messrs. Young, Stein, Hurcomb, Kirn, Kraus and one other executive officer will receive 2.999 times and three other executive officers will receive two times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment.

     The provisions of the agreement do not apply if the executive officer retires, dies, or is disabled, voluntarily resigns, or is dismissed for cause. In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for three years, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Insurance and Supplemental Retirement Plans, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. The officers with less than 10 years of service would receive a payment actuarially equivalent to benefits received under the Company's Pension Plan at age 65 with ten years of service, less any benefit paid under the Pension Plan. The agreements also provide for the payment to executive officers of an amount sufficient to offset any federal excise tax on the termination payments under Section 4999 of the Internal Revenue Code. Non-qualified stock options not immediately exercisable will become exercisable in the event of a change of control of the Company as defined in the Plan.

     A change of control occurs under the agreement when (1) any person, corporation, partnership or group acquires 20% or more of the combined voting power of the Company's outstanding securities; (2) if those members constituting a majority of the directors at any given date no longer constitute a majority of the directors at the end of a period of two consecutive years thereafter (unless the nomination of each new director was approved by a vote of at least two-thirds of the directors in office who were directors at the beginning of the period); or (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act.

     The Company entered into an agreement with Mr. Webb for consulting services rendered to the Company after his retirement for 1996 and 1997 to provide for an orderly management succession and for his continued service on the Vermont Yankee Board of Directors. The amount to be paid will be $75,000 per year if all contractual arrangements are met.

     During 1989, the Board also approved a severance plan in the event of a change of control for key managers of the Company not covered by the above plan. In the event of a change in control as described above and a subsequent discharge from employment within eighteen months for reason other than cause, certain managers will receive a severance payment equal to one year's base salary, outplacement services, and coverage under the Company's medical plan for one year at Company expense. Currently, eighteen managers are subject to the Plan.

     The Board of Directors believes that such agreements protect the stockholders by ensuring officers and key managers can and will act in stockholders' best interests without regard to personal situations or concerns. The Board also believes that such agreements will better ensure retention and recruitment of high caliber officers and key managers.


INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent public accountants, have audited the accounts of CVPS for 1995. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.




                          1997 ANNUAL MEETING
              DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     A stockholder desiring to present a proposal at the Company's 1997 Annual Stockholders' Meeting and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than November 20, 1996. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.

OTHER MATTERS

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

                                  By Order of the Board of Directors

                                  ROBERT H. YOUNG
                                   President and Chief Executive Officer




     It is hoped that all of the Common Stockholders will be represented in person or by proxy at the Annual Meeting. The Board of Directors earnestly urges that you VOTE, SIGN AND DATE the enclosed proxy, whether or not you are able to attend the meeting in person. PROXIES SHOULD BE MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE
IN
ORDER TO REACH THE OFFICE OF THE COMPANY NOT LATER THAN MAY 7, 1996.
The giving of such proxy will not affect your right to vote in person should it later be found convenient for you to attend. Any proxy given is revocable at any time prior to the voting of the share or shares represented thereby.

                                                     APPENDIX

            CENTRAL VERMONT PUBLIC SERVICE CORPORATION
       Proxy for Annual Meeting of Stockholders, May 7, 1996
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints LUTHER F. HACKETT, MARY ALICE McKENZIE and GORDON P. MILLS as proxies,each with the power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 28, 1996 at the Annual Meeting of Stockholders to be held May 7, 1996, at the Holiday Inn, Route 7 South, Rutland, Vermont, or at any and all adjournments thereof.

ART. 1. ELECTION OF DIRECTORS (Directors recommend a vote FOR Article 1)

     FOR Nominees listed below (except          WITHHOLD AUTHORITY
      as marked to the contrary below)            to vote for all nominees
                                                     listed below.

   Directors whose terms will expire in 1999:

            Elizabeth Coleman, Preston Leete Smith, Robert H. Young

     Instruction: To Withhold authority to vote for any individual nominee, write nominee's name on space provided below:

       ___________________________________________________________________
                   (Continued, and to be signed on reverse side)

--------------------------------------------------------------------------------

Detach Card


                                      IMPORTANT
               Please send in your proxy today.

                    Please vote, sign, date and return the proxy card above in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.
PAGE

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

     This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Article 1.

     Please vote, sign, date and return the proxy card promptly using the enclosed envelope.



                      DATED -----------------------, 1996

                     ------------------------------------


                     ------------------------------------
                          Signature of Stockholder(s)

     Please sign exactly as the name(s) appear. For shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------



Detach Card


                                    IMPORTANT
               Please send in your proxy today.

                   Please vote, sign, date and return the proxy card
                  above in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.